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                                                                    EXHIBIT 23.1
                                                                    ------------


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Integ Incorporated for the registration of 300,000 shares of common stock of our report dated February 14, 1997, with respect to the financial statements of Integ Incorporated included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Minneapolis, Minnesota
December 18, 1997